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Exhibit 32.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with Amendment No. 1 to the Quarterly Report of Center Bancorp, Inc. (the "Company") on Form 10-Q for the quarter ended September 30, 2003 filed with the Securities and Exchange Commission (the "Report"), I, Anthony C. Weagley, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         3.       The Report fully complies with the  requirements of Section 13
                  (a) of the Securities Exchange Act of 1934; and

         4. The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.


Dated: November 17, 2003



                                        /s/ Anthony C. Weagley
                                        -------------------------------------
                                        Anthony C. Weagley
                                        Treasurer and Chief Financial Officer


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Center Bancorp, Inc. and will be retained by Center Bancorp, Inc. and furnished to the Securities and exchange Commission or its staff upon request.


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